                                                                     Exhibit 4.9


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                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                     AMERICAN ANNUITY GROUP CAPITAL TRUST II

                          AMERICAN ANNUITY GROUP, INC.,

                            AAG HOLDING COMPANY, INC.

                                       AND

                    EACH OF THE PURCHASERS REFERRED TO HEREIN

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                           Dated as of March 11, 1997

                                TABLE OF CONTENTS

                                                                                                               Page
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
1.       DEFINITIONS..............................................................................................1

         2.       EXCHANGE OFFER..................................................................................4

3.       SHELF REGISTRATION.......................................................................................6

4.       LIQUIDATED DAMAGES.......................................................................................7

5.       TRUST INDENTURE ACT QUALIFICATION; RATING................................................................8

6.       REGISTRATION PROCEDURES..................................................................................8

7.       REGISTRATION EXPENSES...................................................................................13

8.       INDEMNIFICATION AND CONTRIBUTION........................................................................13
         (A)      INDEMNIFICATION BY THE REGISTRANTS.............................................................13
         (B)      INDEMNIFICATION BY HOLDERS OF PREFERRED SECURITIES.............................................14
         (C)      CONDUCT OF INDEMNIFICATION PROCEEDINGS.........................................................14
         (D)      CONTRIBUTION...................................................................................15

9.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.............................................................16

10.      RULE 144 AND RULE 144A..................................................................................16

11.      TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS...........................................................16

12.      MISCELLANEOUS...........................................................................................17
         (A)      OTHER REGISTRATION RIGHTS......................................................................17
         (B)      AMENDMENTS AND WAIVERS.........................................................................17
         (C)      NOTICES.  .....................................................................................17
         (D)      SUCCESSORS AND ASSIGNS.........................................................................17
         (E)      COUNTERPARTS...................................................................................18
         (F)      HEADINGS.......................................................................................18
         (G)      GOVERNING LAW..................................................................................18
         (H)      SEVERABILITY...................................................................................18
         (I)      ENTIRE AGREEMENT...............................................................................18
         (J)      ATTORNEYS' FEES................................................................................18

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of March 11, 1997 by and among American Annuity Group Capital Trust II, a Delaware statutory business trust (the "Trust"), American Annuity Group, Inc., a Delaware corporation (the "Company"), AAG Holding Company, Inc., an Ohio corporation ("AAG Holding," and with the Trust and the Company, the "Registrants"), and each of the purchasers executing a signature page hereto (herein referred to collectively as the "Purchasers" and individually as a "Purchaser").

         This Agreement is made pursuant to certain Securities Purchase Agreements dated as of March 11, 1997 by and among the Trust, the Company, AAG Holding and each of the Purchasers (collectively, the "Purchase Agreement"). The Purchase Agreement provides for the sale by the Trust to the Purchasers of $75,000,000 aggregate principal amount of the Trust's 8 7/8% Preferred Securities, liquidation amount $1,000 per security, designated the 8 7/8% Capital Trust Preferred Securities (the "Preferred Securities"). AAG Holding will own all of the beneficial ownership interests represented by the common securities (the "Common Securities") of the Trust. The Preferred Securities and the Common Securities will be guaranteed (with respect to the Preferred Securities, the "Preferred Securities Guarantee," with respect to the Common Securities, the "Common Securities Guarantee," and collectively, the "Guarantees") by the Company, to the extent provided for in the Transaction Documents. Concurrently with the issuance of the Preferred Securities, the Guarantees and the Common Securities, the Trust will invest the proceeds of each issuance in AAG Holding's 8 7/8% Subordinated Debentures due January 15, 2027 (the "Debentures"), which will be guaranteed by the Company (the "Debt Guarantee," and with the Debentures, Preferred Securities, the Common Securities and the Guarantees, the "Securities"). In order to induce the Purchasers to enter into the Purchase Agreement, the Registrants have agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders, (as hereinafter defined) from time to time, of Registrable Securities (as hereinafter defined). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

         The parties hereby agree as follows:

         1.       Definitions.
                  -----------

         Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         Advice:           See Section 6.
         ------

         BUSINESS DAY: Any day other than a day on which banks are authorized or required to be closed in the State of New York.

         Commission:       The Securities and Exchange Commission.
         ----------

         CONSUMMATE: With respect to an Exchange Offer, the delivery by the Registrants of the Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities tendered by Holders pursuant to an Exchange Offer.

         DECLARATION: The Amended and Restated Declaration of Trust dated as of March 11, 1997, among The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the other trustees named therein pursuant to which the Preferred Securities are being issued.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         EXCHANGE OFFER: The registration by the Registrants under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Registrants will offer the Holders of all outstanding Registrable Securities the opportunity to exchange all such outstanding Registrable Securities held by such holders for Exchange Securities in an aggregate liquidation amount equal to the aggregate liquidation amount of the Exchange Securities tendered in such Exchange Offer by such Holders.

         EXCHANGE SECURITIES: The Securities to be issued in the Exchange Offer that are identical to the Registrable Securities in all material respects except that they have been registered pursuant to an effective Registration Statement under the Securities Act.

         GUARANTEE AGREEMENT: The Preferred Securities Guarantee Agreement dated as of March 11, 1997 between the Company and The Bank of New York, as Guarantee Trustee, pursuant to which the Preferred Securities Guarantee is being issued, as amended or supplemented from time to time.

         HOLDER or HOLDERS: Any holder of Preferred Securities prior to the Consummation of an Exchange Offer or prior to effectiveness of a Shelf Registration.

         HOLDERS' COUNSEL: Goodwin, Proctor & Hoar, LLP, special counsel to the Purchasers, or any successor counsel selected by Holders of a majority of the liquidation principal amount of Preferred Securities, it being understood and agreed that for the purposes of this Agreement, only one law firm may be considered Holders' Counsel.

         INDENTURE: The Indenture of even date herewith pursuant to which the Debentures are being issued, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

         INSPECTORS:  See Section 6(m).

         ISSUE DATE: The date on which the Securities are sold to the Purchasers pursuant to the Purchase Agreement.

         OBJECTION NOTICE: See Section 6(a).

         OBJECTING PARTY: See Section 6(a).

         PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         RECORDS: See Section 6(m).

         REGISTRABLE SECURITIES: Each Security, until such time as (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are transferred to any person other than a Purchaser pursuant to Rule 144 (or any similar provision in force) under the Securities Act, whichever of (i) or (ii) occurs earlier or (iii) such Registrable Securities have been exchanged pursuant to the Exchange Offer.

         REGISTRATION EXPENSES:  See Section 7.

         REGISTRATION STATEMENT: Any registration statement that covers any of the Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         RULE 144A: See Section 10(a).

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         SELLING HOLDERS: See Section 6(a).

         SHELF NOTICE: See Section 2(b).

         SHELF REGISTRATION: See Section 3.

         TARGET EFFECTIVE DATE: In the case of an Exchange Offer, 180 days after the date hereof; in the case of a Shelf Registration, the later of 120 days after the delivery of the Shelf Notice or 180 days after the date hereof.

         TARGET EFFECTIVE PERIOD: See Section 3.

         TARGET FILING DATE: In the case of an Exchange Offer, 120 days after the date hereof; in the case of a Shelf Registration, the later of 60 days after the date of delivery of the Shelf Notice or 120 days after the date hereof.

         TRANSACTION DOCUMENTS: Collectively, this Agreement, the Purchase Agreement, the Indenture, the Guarantee Agreement, the Common Securities Guarantee Agreement, the Declaration and any and all agreements certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

         TRUST INDENTURE ACT: The Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, or any successor statute, as in effect from time to time.

         2. Exchange Offer.
            --------------

                  (a) The Registrants shall (i) cause to be filed with the Commission as soon as practicable after the date hereof, but in no event later than the Target Filing Date, a Registration Statement with respect to the Exchange Offer and (ii) use their best efforts to cause such Registration Statement to be declared effective as soon as practicable after the Target Filing Date or such earlier filing date, but in no event later than the Target Effective Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and duly registered or qualified under applicable state securities or blue sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or blue sky laws. Each of the Purchasers represents that any Exchange Securities received by it will be acquired in the ordinary course of its business and that, at the time the Exchange Offer is Consummated, such Purchaser will have no arrangement or understanding with any Person or the intent to enter into any such arrangement or understanding to participate in the distribution of the Exchange Securities. The Registrants further agree to supplement or amend the Registration Statement filed in respect of the Exchange Offer to the extent required by applicable law, rules or regulations or by the instructions applicable to the registration form used by the Registrants for such Registration Statement. The Registrants shall keep the Registration Statement relating to the Exchange Offer continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws; provided, however, that (i) the Exchange Offer shall remain open and (ii) the Registration Statement relating to the Exchange Offer shall remain continuously effective for a period of at least 20 consecutive Business Days. Upon acceptance of all tendered Registrable Securities pursuant to an Exchange Offer and issuance of Exchange Securities in exchange therefor pursuant to an Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply; provided that the Registrants (i) may omit to comply with such of the procedures set forth in
Section 6 as are required to be complied with only in connection with a Shelf

Registration or as may be appropriate under the circumstances without adversely affecting the interests of the Holders of Registrable Securities under this Agreement, taken as a whole, and (ii) shall have no further obligation to register Registrable Securities pursuant to this Section 2 or Section 3 of this Agreement.

                  (b) If, prior to the Consummation of the Exchange Offer, (i) the Registrants reasonably determine, or Holders of at least 25% of the aggregate liquidation amount of Preferred Securities reasonably determine, in good faith that (A) the Exchange Securities would not, upon receipt, be tradeable by each such Holder without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable blue sky or state securities laws, (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the Consummation of the Exchange Offer, (C) after conferring with counsel, the Commission is unlikely to permit the Consummation of the Exchange Offer or (D) after conferring with counsel, a Tax Event (as defined below) has occurred after the date of original issuance of the Securities or there is more than an insubstantial risk that a Tax Event will occur prior to the time that the Exchange Offer is Consummated, or (ii) the Holders of at least 25% of the aggregate liquidation amount of Preferred Securities request that the Registrants abstain from Consummating the Exchange Offer based upon a written opinion of counsel to the effect that any of (A) the participation of such Holders in the Exchange Offer is not legally permitted or (B) a court decision or administrative action may be reasonably expected to have a material adverse effect on such Holders in the event such Holders participated in the Exchange Offer, then the Registrants shall promptly deliver to the Holders notice thereof (the "Shelf Notice") and as soon as practicable shall file a Shelf Registration pursuant to Section 3. The parties hereto agree that, following the delivery of a Shelf Notice, the Registrants shall have no further obligation under this
Section 2 and, upon the Consummation of the Exchange Offer, the Registrants shall have no obligation under Section 3 hereof. The Registrants will pay all Registration Expenses incurred in connection with the Exchange Offer, whether or not it becomes effective or is Consummated.

         "Tax Event" means the receipt by the Trust of an Opinion of Counsel from independent counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States Federal income tax with respect to interest accrued or received on the Securities, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable to the Trust on the Preferred Securities or Common Securities is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States Federal income tax purposes.

         3. Shelf Registration.
            ------------------

                  (a) If the Registrants are required to deliver a Shelf Notice as contemplated by Section 2(b), then the Registrants shall prepare and file with the Commission as soon as practicable but not later than the Target Filing Date, a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities (the "Shelf Registration"); provided that if the Registrants have not yet filed a Registration Statement for an Exchange Offer, the Registrants shall file the Shelf Registration on or before the Target Filing Date unless the Shelf Notice is delivered within the 15 day period prior to the Target Filing Date, in which case the Registrants shall have 15 days from the date of delivery to file the Shelf Registration. The Registrants will use their best efforts to have the Shelf Registration declared effective on or before the Target Effective Date and to keep such Shelf Registration continuously effective for a period (the "Target Effective Period") of at least 24 months following the Target Effective Date or the date on which such Shelf Registration is declared effective, if later (or such shorter period which will terminate when all Registrable Securities covered by such Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Registrants further agree, if necessary, to supplement or amend the Shelf Registration, as required by the registration form used by the Registrants for such Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Securities to which such Shelf Registration relates, and the Registrants agree to furnish to the Holders, Holder's Counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

                  (b) Any of the Registrants may require each Holder of Preferred Securities to which such Shelf Registration relates to furnish to such Registrant such information concerning the Holder and the distribution of the Preferred Securities as such Registrant may from time to time reasonably request. Prior to the filing of the initial Shelf Registration and, if requested by any of the Registrants, the filing of any amendments or supplements thereto, each Holder of Preferred Securities to which such Shelf Registration relates or its counsel or agent or representative shall deliver to the Company written confirmation that neither the Shelf Registration, nor the Prospectus contained therein, contains any untrue statement of a material fact relating to such Holder nor omits to state a material fact with respect to such Holder necessary to make the statements therein not misleading.

                  (c) Each Holder of Preferred Securities hereby acknowledges that any notification received by or from any of the Registrants regarding a proposal of such Registrant to register any of its securities under the Securities Act, including the filing of the Shelf Registration, may constitute "material, nonpublic information" under the federal securities laws.

         4. Liquidated Damages.
            ------------------

         If neither the Exchange Offer nor the Shelf Registration is filed on or before the Target Filing Date, the Company will pay liquidated damages to each Holder (in its capacity as such and not in its capacity as an independent holder of its pro rata share of Debentures) in an amount equal to $.05 per $1,000 outstanding liquidation amount of the Preferred Securities per week beginning on the Target Filing Date. If the Exchange Offer has been filed but is not Consummated on or before the Target Effective Date, the Company will pay liquidated damages to each Holder (in its capacity as such and not in its capacity as an independent holder of its pro rata share of Debentures) in an amount equal to $.05 per $1,000 outstanding liquidation amount of Preferred Securities per week beginning on the Target Effective Date. If the Shelf Registration is filed but has not become effective on or before the Target Effective Date, the Company shall pay liquidated damages to each Holder (in its capacity as such and not in its capacity as an independent holder of its pro rata share of Debentures) in an amount equal to $.05 per $1,000 outstanding liquidation amount of the Preferred Securities per week beginning on the Target Effective Date. The weekly liquidated damages associated with a late filing, a late declaration of effectiveness or a late Consummation shall increase by an amount equal to $.05 per $1,000 outstanding liquidation amount of the Preferred Securities 90 days after the Target Filing Date or the Target Effective Date, as the case may be, and shall thereafter increase by an amount equal to $.05 per $1,000 outstanding liquidation amount at the end of each subsequent 90 day period for so long as the Exchange Offer or the Shelf Registration is not filed, declared effective or Consummated, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of the Shelf Registration is suspended for a period in excess of ten consecutive days during the Target Effective Period, then the Company shall pay liquidated damages to each Holder (in its capacity as such and not in its capacity as an independent holder of its pro rata share of Debentures) in an amount equal to $.05 per $1,000 outstanding liquidation amount of Preferred Securities per week beginning on the day that is ten consecutive days after the imposition of such stop order or other suspension of effectiveness. The weekly liquidated damages associated with a suspension of the effectiveness of the Shelf Registration shall increase by an amount equal to $.05 per $1,000 outstanding liquidation amount of the Preferred Securities 90 days after the stop order was imposed or the Shelf Registration was otherwise suspended, and shall thereafter increase by an amount equal to $.05 per $1,000 liquidation amount at the end of each subsequent 90 day period for so long as the effectiveness remains suspended. Liquidated damages shall be deemed to commence accruing on the day in which the event triggering such liquidated damages occurs.

         The Company shall pay the liquidated damages due with respect to the Registrable Securities by depositing with the paying agent under the Declaration, in trust, for the benefit of the Holders of Preferred Securities which are entitled to such liquidated damages in accordance with this Section 4, on or prior to any date that semi-annual distributions are due pursuant to the terms of the Preferred Securities ("Distribution Date"), in Federal or other immediately available funds, sums sufficient to pay the liquidated damages then due. Liquidated damages not previously paid, if any, shall be payable on each such Distribution Date, and the liquidated damages shall be paid to the record holders of such Preferred Securities (as of the record date with respect to each applicable Distribution Date) entitled to receive such liquidated damages. The Registrants shall notify the

Trustee immediately after the occurrence of each and every event which, pursuant to this Section 4, results in any liquidated damages being payable with respect to the Registrable Securities.

         The liquidated damages to be paid to Holders pursuant to this Section 4 shall cease to accrue, (i) with respect to the liquidated damages for failure to file on or prior to the Target Filing Date, on the day the Exchange Offer or Shelf Registration is filed, (ii) with respect to the liquidated damages for failure to Consummate the Exchange Offer or to have the Shelf Registration declared effective, on or prior to the Target Effective Date, on the day after the Exchange Offer is Consummated or the Shelf Registration is declared effective, as the case may be, or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the day after the reinstatement of effectiveness of the Shelf Registration.

         5. Trust Indenture Act Qualification; Rating.
            -----------------------------------------

         (a) At or prior to the effectiveness of the Exchange Offer or the Shelf Registration, the Registrants will qualify the Indenture and the Declaration under the Trust Indenture Act.

         (b) At or prior to the effectiveness of the Exchange Offer or the Shelf Registration, the Registrants agree to use their best efforts to obtain ratings for the Preferred Securities from Standard & Poor's Ratings Group, a division of McGraw-Hill, and Moody's Investors' Service, Inc.

         6. Registration Procedures.
            -----------------------

         In connection with the registration obligations of the Registrants pursuant to the terms and conditions of this Agreement, the Registrants shall comply with the following:

                  (a) Prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding for purposes of this Section 6(a) documents incorporated by reference after the initial filing of the Registration Statement, the Registrants will furnish to the Holders of Preferred Securities covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least five Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and the Registrants will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Selling Holders of at least a majority of the aggregate liquidation amount of the Preferred Securities (the "Objecting Party") shall reasonably object, pursuant to notice given to the Registrants prior to the filing of such amendment or supplement (the "Objection Notice") and no later than five Business Days after receipt of the documents to which the Objection Notice relates. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Registrants shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (b) The Registrants shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period required pursuant to Section 2 or Section 3, as the case may be, cause the Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus; provided, however, that notwithstanding anything contained in Section 6 to the contrary, any of the Registrants may suspend the effectiveness of a Registration Statement required hereunder for a reasonable period of time, not to exceed 15 days (a "Suspension Period"), without incurring liquidated damages, if such Registrant (i) has been advised by legal counsel that maintenance of such Registration Statement would require the disclosure of a material transaction or other factor that the Company determines reasonably and in good faith would have a material adverse effect on the Company, (ii) no more than two Suspension Periods occur in any period of 12 consecutive months and (iii) the aggregate duration of all Suspension Periods in any period of 12 consecutive months does not exceed 20 days; provided, further, that the Target Effective Period for such Registration Statement shall be extended by the total number of days of all Suspension Periods.

                  (c) The Registrants shall promptly furnish to any Selling Holder and the underwriters, if any, without charge, such number of conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may request in order to facilitate the disposition of the Preferred Securities being sold by such Selling Holder (it being understood that the Registrants consent to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto).

                  (d) The Registrants, on or prior to the date on which the Registration Statement is declared effective, will use their best efforts to register or qualify the Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter requests in writing and do any and all other acts and things which may be necessary to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; use their best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which Registration Statement is required to be kept effective; and use their best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that no Registrant will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (e) The Registrants shall use their best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Registrants to enable the Selling Holders to consummate the disposition of Preferred Securities.

                  (f) The Registrants shall promptly notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, use their best efforts to prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) The Company shall make generally available to the Selling Holders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 promulgated under Securities Act covering a 12-month period.

                  (h) The Registrants, or any of them, shall promptly use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement of which the Registrants, or any of them, have knowledge, and if one is issued, use their best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                  (i) The Registrants, or any of them, shall, if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Selling Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, Holders' Counsel or such Selling Holder reasonably requests, to be included therein, including, without limitation, with respect to the liquidation amount of Preferred Securities being sold by such Selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Preferred Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

                  (j) The Registrants shall, as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Selling Holders and to Holders' Counsel.

                  (k) The Registrants shall cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law and shall be in a form eligible for deposit with Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and keep available and make available to the Registrants' transfer agent(s) prior to the effectiveness of such Registration Statement to the Trustee a supply of such certificates.

                  (l) The Registrants shall, if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holders of at least a majority of the aggregate liquidation amount of the Preferred Securities being sold or the underwriters retained by Selling Holders participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of such Preferred Securities;

                  (m) The Registrants shall promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Registrants (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Registrants' officers, directors, trustees and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Registrants shall not be required to provide any information under this paragraph (1) if any of the Registrants believes, after consultation with its counsel and counsel for the Holders, that to do so would cause such Registrant to forfeit an attorney-client privilege that was applicable to such information or (2) if either (i) any of the Registrants has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (ii) any of the Registrants reasonably determines in good faith that such Records are confidential and disclosure thereof would cause a material detriment to the Registrants and so notifies the Inspectors in writing unless, prior to furnishing any such information with respect to (i) or
(ii), such Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Registrants and allow the Registrants at their expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

                  (n) If reasonably requested by Selling Holders of at least a majority of the aggregate liquidation amount of the Registrable Securities, to cause the Registrable Securities included in such Registration Statement to be
(i) listed on each securities exchange, if any, on which similar securities issued by AAG are then listed, if the Registrable Securities so qualify, or (ii) authorized to be quoted on the National Association of Securities Dealers, Inc. Automated Quotation or the National Market System of The Nasdaq Stock Market, if, in either case, the Registrable Securities so qualify.

                  (o) The Trust shall provide a CUSIP number for all Preferred Securities not later than the Effective Date of such Registration Statement.

                  (p) The Registrants shall cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (q) The Registrants shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         Each Selling Holder, upon receipt of any notice from any of the Registrants of the happening of any event of the kind described in subsection
(f) of this Section 6, shall immediately discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this
Section 6 or until it is advised in writing (the "Advice") by the Registrants that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Registrants, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Registrants (at the Registrants' expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If any of the Registrants shall give any such notice, the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2 and 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 6(f) or (ii) the Advice.

         If any Registration Statement refers to any Selling Holder by name or otherwise as the holder of any securities of any of the Registrants, then such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Selling Holder, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Registrants' securities covered thereby and that such holding does not imply that such Selling Holder will assist in meeting any future financial requirements of the Registrants, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Selling Holder.

         7. Registration Expenses
            ---------------------

         All reasonable expenses incident to the Registrants' performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Registrants' officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, and reasonable fees and disbursements of counsel for the Registrants and their independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), Securities Act liability insurance (if the Registrants elect to obtain such insurance), the fees and expenses of any special experts retained by the Registrants in connection with such registration, reasonable fees and expenses of other Persons retained by the Registrants, incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, all of which shall be paid by the Holders) (all such expenses being herein called "Registration Expenses"), will be borne by the Registrants whether or not the Exchange Offer or the Shelf Registration, as the case may be, becomes effective.

         8. Indemnification and Contribution.
            --------------------------------

                  (a) INDEMNIFICATION BY THE REGISTRANTS. The Registrants agree to indemnify and hold harmless, to the full extent permitted by law, each Holder of Preferred Securities, its officers, directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to any of the Registrants by or on behalf of such Holder expressly for use therein. In connection with an underwritten offering, the Registrants will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Preferred Securities except with respect to information provided by the underwriter specifically for inclusion therein.

                  (b) INDEMNIFICATION BY HOLDERS OF PREFERRED SECURITIES. In connection with any Registration Statement in which a Holder of Preferred Securities is participating, each such Holder will furnish to the Registrants in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Registrants, their directors, officers, employees, agents and trustees and each Person who controls any of the Registrants (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing or the accuracy of which was confirmed in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Registrants information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Registrants. In no event shall the liability of any selling Holder of Preferred Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Preferred Securities giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 8(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

                  (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission No Person guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 8(a) and 8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

         9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.
            -------------------------------------------

         No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Rule 144 and Rule 144A.
             ----------------------

                  (a) RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements; PROVIDED, HOWEVER, that nothing in this Section 10(a) shall require the Company to file reports under the Securities Act or the Exchange Act, to register any of its securities under the Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any agreement by which it is bound to do any of the foregoing.

                  (b) Upon the request of any Holder, the Registrants shall deliver to such holder within 10 days following receipt by the Registrants of such request, the information required by Section (d)(4) of Rule 144A under the Securities Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A.

         11. Transfer or Assignment of Registration Rights.
             ---------------------------------------------

         The rights to cause the Registrants to register Registrable Securities granted pursuant to this Agreement may be transferred or assigned by any Holder to a transferee or assignee; provided, however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement and that such transferee or assignee executes and delivers a copy of this Agreement to the Registrants.

         12. Miscellaneous.
             -------------

                  (a) OTHER REGISTRATION RIGHTS. The Registrants may grant registration rights that would permit any Person the right to piggy-back or may itself exercise its right to piggy-back, on any Shelf Registration, provided that if the managing underwriter or underwriters, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such new piggy-back rights intend to include in any Shelf Registration is so large as to materially and adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, number or kind of securities to be offered for the account of holders of such new piggy-back rights (other than the Registrants) will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter prior to any reduction in the amount of Registrable Securities to be included; and provided further that if such offering is not underwritten, then such piggy-back rights shall only be exercised with the consent of the Holders of at least a majority of the aggregate principal amount of the Registrable Securities being offered under such Shelf Registration.

                  (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Registrants have obtained the written consent of Holders of at least a majority of the aggregate principal amount of the Registrable Securities then outstanding which are affected by such amendment, modification, waiver or departure.

                  (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective\e two (2) days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day deli very shall be effective on the next business day after timely delivery to the courier:

                           (i) if to a Holder at the most current address given by such Holder to the Company in writing;

                           (ii) if to any of the Registrants, at its address set forth in the Purchase Agreement with copies as set forth in the Purchase Agreement.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the and be binding upon the successors and assigns of each of the Registrants and each of the Holders.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.

                  (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchasers shall be enforceable to the fullest extent permitted by law.

                  (i) ENTIRE AGREEMENT. This Agreement, together with the other transaction documents, is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Indenture and the Purchase Agreement (including the exhibits to each) supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  (j) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy, provided that the Registrants shall not be required to pay for more than one firm of attorneys to represent all the Holders.

                  [Remainder of page intentionally left blank]

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 AMERICAN ANNUITY GROUP, INC.

                                 BY:  /s/ Mark F. Muething
                                    ------------------------------------
                                      Name:    Mark F. Muething
                                      Title:   Senior Vice President, General
                                                 Counsel and Secretary

                                 AMERICAN ANNUITY GROUP CAPITAL
                                   TRUST II

                                 BY:  /s/ Mark F. Muething
                                    ------------------------------------
                                      Name:    Mark F. Muething
                                      Title:   Regular Trustee

                                 AAG HOLDING COMPANY, INC.

                                 BY: /s/ Mark F. Muething
                                    ------------------------------------
                                      Name:    Mark F. Muething
                                      Title:   Senior Vice President




                     [SIGNATURE PAGES OF HOLDERS FOLLOW]